                                                                     Exhibit 4.1

================================================================================






                           TEEKAY SHIPPING CORPORATION

                                    as Issuer

                                       and

                              THE BANK OF NEW YORK

                                   as Trustee


                              ---------------------


                          Supplemental Indenture No. 1

                              ---------------------


                        Dated as of February ____ , 2003









================================================================================

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

                                   ARTICLE ONE
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101.      Relation to Base Indenture.................................1

Section 102.      Definition of Terms........................................2


                                   ARTICLE TWO
                    GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 201.      Designation and Principal Amount...........................5

Section 202.      Maturity...................................................5

Section 203.      Form, Payment and Appointment..............................5

Section 204.      Global Notes...............................................6

Section 205.      Interest...................................................6

Section 206.      Extension Of Interest Payment Period.......................7

Section 207.      Subordination..............................................8

Section 208.      No Defeasance..............................................8

Section 209.      No Sinking Fund............................................9


                                  ARTICLE THREE
                                  FORM OF NOTE

Section 301.      Form Of Note...............................................9


                                  ARTICLE FOUR
                             ORIGINAL ISSUE OF NOTES

Section 401.      Original Issue Of Notes....................................9


                                  ARTICLE FIVE
                             ORIGINAL ISSUE DISCOUNT

Section 501.      Original Issue Discount....................................9


                                  ARTICLE SIX
                                  REMARKETING

Section 601.      Remarketing Procedures.....................................9

Section 602.      Remarketing...............................................10

Section 603.      Reset Rate................................................11

Section 604.      Failed Remarketing........................................11

Section 605.      Put Right.................................................11

Section 606.      Additional Event of Default...............................12


                                 ARTICLE SEVEN
                                 TAX TREATMENT

Section 701.      Tax Treatment.............................................12

Section 702.      Additional Amounts........................................13


                                 ARTICLE EIGHT
                                 MISCELLANEOUS

Section 801.      Ratification Of Base Indenture............................15

Section 802.      Trustee Not Responsible For Recitals......................15

Section 803.      New York Law To Govern....................................15

Section 804.      Separability..............................................15

Section 805.      Counterparts..............................................15

Exhibit A - Form of Note
Exhibit B - Pledge Agreement
Exhibit C - Purchase Agreement
Exhibit D - Remarketing Agreement

         THIS SUPPLEMENTAL INDENTURE No. 1 (this "Supplemental Indenture No. 1"), dated as of February [___], 2003, is between TEEKAY SHIPPING CORPORATION, a Marshall Islands corporation (the "Company"), and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (the "Trustee").

                             RECITALS OF THE COMPANY

         WHEREAS, the Company has concurrently herewith executed and delivered to the Trustee a Subordinated Indenture dated as of February [___], 2003 (the "Base Indenture", and together with this Supplemental Indenture No. 1, the "Indenture"), providing for the issuance from time to time of series of the Company's Securities (as defined in the Base Indenture);

         WHEREAS, Section 901 of the Base Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Base Indenture to establish the form or terms of Securities of any series as permitted by Sections 201 or 301 of the Base Indenture;

         WHEREAS, pursuant to Section 301 of the Base Indenture, the Company wishes to provide for the issuance of a new series of Securities to be known as its [___]% Notes due [_____] (the "Notes"), the form of such Notes and the terms, provisions and conditions thereof to be set forth as provided in this Supplemental Indenture No. 1; and

         WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture No. 1, and all requirements necessary to make this Supplemental Indenture No. 1 a valid, binding and enforceable instrument in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid, binding and enforceable obligations of the Company, have been done and performed, and the execution and delivery of this Supplemental Indenture No. 1 has been duly authorized in all respects;

         NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE NO. 1 WITNESSETH:

         In consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                  ARTICLE ONE
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

         Section 101. Relation to Base Indenture.

         This Supplemental Indenture No. 1 constitutes an integral part of the Base Indenture.

         Section 102. Definition of Terms.

         For all purposes of this Supplemental Indenture No. 1:

         (a) Capitalized terms used herein without definition shall have the meanings specified in the Base Indenture, or, if not defined in the Base Indenture, in the Pledge Agreement, the Purchase Contract Agreement or the Remarketing Agreement, as the case may be;

         (b) a term defined anywhere in this Supplemental Indenture No. 1 has the same meaning throughout;

         (c) the singular includes the plural and vice versa;

         (d) headings are for convenience of reference only and do not affect interpretation;

         (e) the following terms have the meanings given to them in this Section 102(e):

         "Additional Amounts" shall have the meaning set forth in Section
702(a).

         "Base Indenture" has the meaning set forth in the recitals to this Supplemental Indenture No. 1.

         "Beneficial Owner" shall have the meaning specified in the Purchase Contract Agreement.

         "Business Day" shall have the meaning specified in the Purchase Contract Agreement.

         "Collateral Account" shall have the meaning specified in the Pledge Agreement.

         "Collateral Agent" shall have the meaning specified in the Pledge Agreement.

         "Company" means Teekay Shipping Corporation, a Marshall Islands Corporation.

         "Compounded Interest" shall have the meaning set forth in Section
206(a).

         "Corporate Units" shall have the meaning specified in the Purchase Contract Agreement.

         "Coupon Rate" shall have the meaning set forth in Section 205(a).

         "Custodial Agent" shall have the meaning specified in the Purchase Contract Agreement.

         "Deferred Interest" shall have the meaning set forth in Section 206(a).

         "Depositary" means a clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended, that is designated to act as Depositary for the Corporate Units pursuant to the Purchase Contract Agreement.

         "Depositary Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Depositary effects book entry transfers and pledges of securities deposited with the Depositary.

         "Extension Period" shall have the meaning set forth in Section 206(a).

         "Excluded Additional Amounts" shall have the meaning set forth in
Section 702(a).

         "Failed Remarketing" shall have the meaning specified in the Purchase Contract Agreement.

         "Global Notes" shall have the meaning set forth in Section 204.

         "Holders" shall have the meaning specified in the Purchase Contract Agreement.

         "Indenture" shall have the meaning set forth in the recitals to this Supplemental Indenture No. 1.

         "Interest Payment Date" shall have the meaning set forth in Section 205(b).

         "Maturity Date" shall have the meaning specified in Section 202.

         "Notes" has the meaning set forth in the recitals to this Supplemental Indenture No. 1.

         "Pledge Agreement" means the Pledge Agreement, dated as of the date of this Supplemental Indenture No. 1 among the Company, The Bank of New York, as Collateral Agent, Custodial Agent and Securities Intermediary, and The Bank of New York, as Purchase Contract Agent and attorney-in-fact for the Holders of the Purchase Contracts, as amended from time to time.

         "Purchase Contract" shall have the meaning specified in the Purchase Contract Agreement.

         "Purchase Contract Agent" shall have the meaning specified in the Purchase Contract Agreement.

         "Purchase Contract Agreement" means the Purchase Contract Agreement, dated as of the date of this Supplemental Indenture No. 1, between the Company and The Bank of New York, as Purchase Contract Agent, as amended from time to time.

         "Purchase Contract Settlement Date" means February 16, 2006.

         "Put Price" shall have the meaning set forth in Section 605.

         "Put Right" shall have the meaning set forth in Section 605.

         "Quotation Agent" means any primary U.S. government securities dealer selected by the Company.

         "Record Date" means, with respect to any Interest Payment Date for the Notes, the first Business Day of the calendar month in which such Interest Payment Date falls; provided that the Company may, at its option, select any other day as the Record Date for any Interest Payment Date so long as such Record Date selected is more than one Business Day but less than 60 Business Days prior to such Interest Payment Date.

         "Remarketed Notes" shall have the meaning specified in the Remarketing Agreement.

         "Remarketing" shall have the meaning specified in the Remarketing Agreement.

         "Remarketing Agent" means Morgan Stanley & Co. Incorporated, or any successor thereto or replacement Remarketing Agent appointed by the Company pursuant to the Remarketing Agreement.

         "Remarketing Agreement" means the Remarketing Agreement, dated as of the date of this Supplemental Indenture No. 1, among the Company, Morgan Stanley & Co. Incorporated, as Remarketing Agent, and The Bank of New York, as Purchase Contract Agent, as amended from time to time.

         "Remarketing Date" shall have the meaning specified in the Remarketing Agreement.

         "Remarketing Fee" shall have the meaning specified in the Remarketing Agreement.

         "Remarketing Price" shall have the meaning set forth in Section 602.

         "Reset Effective Date" means the date three Business Days following the date of a Successful Remarketing pursuant to which the Coupon Rate is reset to the Reset Rate.

         "Reset Rate" means the interest rate per annum on the Notes determined by the Remarketing Agent as the rate necessary to remarket the Remarketed Notes at a price per Remarketed Note such that the aggregate price for the Remarketed Notes is equal to approximately 100.25% (but not less than 100%, net of any Remarketing Fee and any other fees and expenses) of their aggregate principal amount; provided that if there are no Corporate Units outstanding and none of the Holders elect to have Separate Notes held by them remarketed, or in the case of a Failed Remarketing, the interest rate payable on the Notes will not be reset and the interest rate payable on the Notes shall continue to be the Coupon Rate; provided, further, that in no event shall the Reset Rate exceed the maximum rate, if any, permitted by applicable law.

         "Securities Intermediary" shall have the meaning specified in the Pledge Agreement.

         "Security Register" shall have the meaning specified in the Purchase Contract Agreement.

         "Separate Notes" means Notes that are no longer a component of Corporate Units.

         "Successful Remarketing" shall have the meaning specified in the Purchase Contract Agreement.

         "Taxes" shall have the meaning set forth in Section 702(a).

         "Taxing Jurisdictions" shall have the meaning set forth in Section 702(a).

         "Treasury Units" shall have the meaning specified in the Purchase Contract Agreement.

         "Trustee" means The Bank of New York, a New York banking corporation.

                                  ARTICLE TWO
                    GENERAL TERMS AND CONDITIONS OF THE NOTES

         Section 201. Designation and Principal Amount.

         There is hereby authorized a series of Securities designated as [____]% Notes due May 18, 2006 limited in aggregate principal amount to $125,000,000 (or up to $143,750,000 to the extent that the underwriters' over-allotment option is exercised in full). The Notes may be issued from time to time upon written order of the Company for the authentication and delivery of Notes pursuant to Section 303 of the Base Indenture.

         Section 202. Maturity.

         The date upon which the Notes shall become due and payable at final maturity, together with any accrued and unpaid interest, is May 18, 2006 (the "Maturity Date").

         Section 203. Form, Payment and Appointment.

         (a) Except as provided in Section 204, the Notes shall be issued in fully registered, certificated form, bearing identical terms. Principal of and interest on the Notes will be payable, the transfer of such Notes will be registrable, and such Notes will be exchangeable for Notes of a like aggregate principal amount bearing identical terms and provisions, at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, which shall initially be the Corporate Trust Office of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Holder entitled to payment.

         (b) No service charge shall be made for any registration of transfer or exchange of the Notes, but the Company may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

         (c) The Security Registrar and Paying Agent for the Notes shall initially be the Trustee.

         (d) The Notes shall be issuable in denominations of $25 and integral multiples of $25 in excess thereof.

         Section 204. Global Notes.

         Notes that are no longer components of the related Corporate Units (as defined in the Purchase Contract Agreement) and are released from the Collateral Account will be issued in permanent global form (a "Global Note"), and if issued as one or more Global Notes, the Depositary shall be The Depository Trust Company or such other depositary as any officer of the Company may from time to time designate. Upon the creation of Treasury Units or the recreation of Corporate Units, an appropriate annotation shall be made on the Schedule of Increases or Decreases on the Global Notes held by the Depositary. Unless and until such Global Note is exchanged for Notes in certificated form, Global Notes may be transferred, in whole but not in part, and any payments on the Notes shall be made, only to the Depositary or a nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

         Section 205. Interest.

         (a) The Notes will bear interest initially at the rate of [___]% per year (the "Coupon Rate") from the original date of issuance through and including the earlier of (i) the Maturity Date and (ii) the day immediately preceding the Reset Effective Date. In the event of a Successful Remarketing of the Notes, the Coupon Rate may be reset by the Remarketing Agent at the appropriate Reset Rate with effect from the Reset Effective Date, as set forth in Section 603. If the Coupon Rate is so reset, the Notes will bear interest at the Reset Rate from the Reset Effective Date until the principal thereof and interest thereon is paid or duly made available for payment and shall bear interest, to the extent permitted by law, compounded quarterly, on any overdue principal and payment of interest at the Coupon Rate through and including the day immediately preceding the Reset Effective Date and at the Reset Rate thereafter.

         (b) Subject to Section 206, interest on the Notes shall be payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year (each, an "Interest Payment Date"), commencing May 16, 2003, to the Person in whose name such Note, or any predecessor Note, is registered at the close of business on the Record Date for such Interest Payment Date; provided, however, that May 16, 2006 shall not be an Interest Payment Date and the Interest Payment Date immediately following February 16, 2006 shall be May 18, 2006. Interest on the Notes shall accrue from February ___, 2003.

         (c) The amount of interest payable for any full quarterly period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any scheduled Interest Payment Date falls on a day that is not a Business Day, then payment of interest payable on such Interest Payment Date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next calendar year, then such payment will be made on the preceding Business Day.

         Section 206. Extension Of Interest Payment Period.

         (a) The Company shall have the right at any time and from time to time, so long as no Event of Default with respect to the Notes has occurred and is continuing, to defer payments of interest by extending the interest payment period of the Notes to any subsequent Interest Payment Date, but not beyond February 16, 2006 (an "Extension Period"). Prior to the expiration of any Extension Period, the Company may further extend such Extension Period to any subsequent Interest Payment Date, but not beyond February 16, 2006. During any Extension Period, including as the same may be extended as provided in the preceding sentence, no interest shall be due and payable. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 206, will accrue additional interest at the rate of [____]% per annum to but excluding the date of payment, compounded quarterly for each quarter of such Extension Period ("Compounded Interest"). At the end of each Extension Period, including as the same may be extended as provided above, the Company shall pay all interest accrued and unpaid on the Notes and Compounded Interest (together, "Deferred Interest") that shall be payable to the Person in whose name such Note, or any predecessor Note, is registered at the close of business on the Record Date for such Interest Payment Date. Upon termination of any Extension Period and the payment of all Deferred Interest then due, the Company may commence a new Extension Period, provided that such Extension Period, together with all extensions thereof, may not extend beyond February 16, 2006. No interest shall be due and payable during an Extension Period except at the end thereof, except that prior to the end of such Extension Period, the Company, at its option, may prepay on any Interest Payment Date all or any portion of the Deferred Interest accrued during the then elapsed portion of such Extension Period.

         (b) The Company shall give written notice to the Trustee (and the Trustee shall give notice thereof to Holders of Notes) of its election to extend any interest payment period, the expected length of any such Extension Period and any extension of any Extension Period, at least five Business Days before the earlier of (1) the Record Date for the Interest Payment Date on which interest would have been payable except for the election to begin or extend the Extension Period, or (2) the date the Trustee is required to give notice to any securities exchange or to Holders of Notes of such Record Date or such Interest Payment Date.

         (c) The Company shall give written notice to the Trustee (and the Trustee shall give notice thereof to Holders of Notes) of the end of an Extension Period or its election to pay any portion of the Deferred Interest on an Interest Payment Date prior to the end of an Extension Period, at least five Business Days before the earlier of (1) the Record Date, (2) the Interest Payment Date on which interest would have been payable except for the election to begin or extend such Extension Period or (3) the date the Trustee is required to give notice to any securities exchange or to Holders of Notes of such Record Date or such Interest Payment Date.

         (d) In addition to the covenants contained in Article Ten of the Base Indenture, the Company covenants and agrees for the benefit of the Holders of Notes that, during the continuance of any Extension Period, the Company shall not:

                   (1) declare or pay dividends on, make other distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any shares of the Company's capital stock;

                   (2) permit any Subsidiary of the Company to declare or pay dividends on, make other distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any shares of the Company's or such Subsidiary's capital stock; provided that the foregoing will not restrict any Subsidiary of the Company from declaring or paying such dividends, or making such distributions, to the Company or any other Subsidiary of the Company;


                   (3) make any payment of principal, interest or premium, if any, or repay, repurchase or redeem any security that ranks pari passu with the Notes; or

                   (4) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank subordinate in right of payment to the Notes or make any guarantee payments with respect to any guarantee by the Company of the Indebtedness of any Subsidiary of the Company if such guarantee ranks subordinate in right of payment to the Notes.

         Section 207. Subordination.

         (a) Subject to Subsection (b) of this Section, the provisions of Article Sixteen of the Base Indenture shall initially apply to the Notes.

         (b) Notwithstanding Section 207(a), from and after February 16, 2006, unless an Event of Default set forth in Sections 501(5) or (6) of the Base Indenture shall have occurred and be continuing (without regard, in the case of Section 501(5), to the period of continuance referred to therein), (1) the provisions of Article Sixteen of the Base Indenture shall no longer apply to the Notes, (2) the Notes shall rank equally in right of payment to all of the then-existing and future unsubordinated Indebtedness of the Company and (3) the Notes shall be considered Senior Indebtedness pursuant to the definition thereof in the Base Indenture and for the purposes of the application of Article Sixteen of the Base Indenture to any Securities, other than the Notes, issued pursuant to the Base Indenture.

         Section 208. No Defeasance.

         The provisions of Article Fourteen of the Base Indenture shall not apply to the Notes.

         Section 209. No Sinking Fund.

         The provisions of Article Twelve of the Base Indenture shall not apply to the Notes.

                                 ARTICLE THREE
                                  FORM OF NOTE

         Section 301. Form Of Note.

         The Notes and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the forms attached as Exhibit A hereto, with such changes therein as the officers of the Company executing the Notes (by manual or facsimile signature) may approve, such approval to be conclusively evidenced by their execution thereof.

                                  ARTICLE FOUR
                             ORIGINAL ISSUE OF NOTES

         Section 401. Original Issue Of Notes.

         Notes in the aggregate principal amount of up to $125,000,000 (or up to $143,750,000 to the extent that the underwriters' over-allotment option is exercised in full) may from time to time, upon execution of this Supplemental Indenture No. 1, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company pursuant to Section 303 of the Base Indenture without any further action by the Company (other than as required by the Base Indenture).

                                  ARTICLE FIVE
                             ORIGINAL ISSUE DISCOUNT

         Section 501. Original Issue Discount.

         If the Company defers payments of interest pursuant to Section 206, the Company shall file with the Trustee promptly at the end of each calendar year
(i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Notes that are Outstanding as of the end of the year and (ii) such other specific information relating to such original issue discount as may then be relevant under the United States Internal Revenue Code of 1986, as amended from time to time.

                                  ARTICLE SIX
                                   REMARKETING

         Section 601. Remarketing Procedures.

         (a) The Company shall engage the Remarketing Agent pursuant to the Remarketing Agreement for the Remarketing of the Notes. The Company will request, not later than seven nor more than fifteen calendar days prior to the Remarketing Date, that the

Depositary or its nominee notify the Beneficial Owners holding Separate Notes, Corporate Units and Treasury Units of the procedures to be followed in the Remarketing.


         (b) Each Holder of Separate Notes may elect to have Separate Notes held by such Holder remarketed in the Remarketing. A Holder making such an election must, pursuant to the Pledge Agreement, notify the Custodial Agent and deliver such Separate Notes to the Custodial Agent prior to 5:00 P.M. (New York City time) on or prior to the fifth Business Day immediately preceding the Remarketing Date (but no earlier than the Interest Payment Date immediately preceding the Remarketing Date). Any such notice and delivery may not be conditioned upon the level at which the Reset Rate is established in the Remarketing. Any such notice and delivery may be withdrawn prior to 5:00 P.M. (New York City time) on the fifth Business Day immediately preceding the Remarketing Date in accordance with the provisions set forth in the Pledge Agreement. Any such notice and delivery not withdrawn by such time will be irrevocable with respect to the Remarketing. Pursuant to Section 5.07(c) of the Pledge Agreement, promptly after 5:00 P.M., New York City time, on the Business Day immediately preceding the Remarketing Date, the Custodial Agent, based on the notices and deliveries received by it prior to such time, shall notify the Remarketing Agent of the principal amount of Separate Notes to be tendered for Remarketing. Under Section 5.02 of the Purchase Contract Agreement, Notes that are components of Corporate Units will be deemed tendered for Remarketing and will be remarketed in accordance with the terms of the Remarketing Agreement.

         (c) The right of each Holder of Remarketed Notes to have such Notes remarketed and sold on the Remarketing Date shall be limited to the extent that
(1) the Remarketing Agent conducts a Remarketing pursuant to the terms of the Remarketing Agreement, (2) the Remarketing Agent is able to find a purchaser or purchasers for Remarketed Notes at the Remarketing Price and (3) the purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent as and when required.

         (d) Neither the Trustee, the Company nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of Notes for Remarketing.

         Section 602. Remarketing.

         On the Remarketing Date, the Remarketing Agent shall, pursuant and subject to the terms of the Remarketing Agreement use its reasonable efforts to remarket the Remarketed Notes at a price (the "Remarketing Price") equal to approximately 100.25% (or, if the Remarketing Agent is unable to remarket the Remarketed Notes at such price, at a price below 100.25% in the discretion of the Remarketing Agent, but in no event less than 100%, net of any Remarketing Fee and any other fees and expenses) of the aggregate principal amount of the Remarketed Notes. It is understood and agreed that the Remarketing will be considered successful if the resulting proceeds are at least 100% (net of any Remarketing Fee and any other fees and expenses) of the aggregate principal amount of the Remarketed Notes.

         Section 603. Reset Rate.

         (a) In connection with the Remarketing, the Remarketing Agent shall determine the Reset Rate (rounded to the nearest one-thousandth (0.001) of one percent per annum) that the Remarketed Notes should bear in order to have an aggregate market value equal to the Remarketing Price and that in the sole discretion of the Remarketing Agent will enable it to remarket all of the Remarketed Notes at the Remarketing Price in the Remarketing.

         (b) Anything herein to the contrary notwithstanding, the Reset Rate shall in no event exceed the maximum rate permitted by applicable law and the Remarketing Agent shall have no obligation to determine whether there is any limitation under applicable law on the Reset Rate or, if there is any such limitation, the maximum permissible Reset Rate on the Notes and shall rely solely upon written notice from the Company (which the Company agrees to provide prior to the eighth Business Day before the Remarketing Date) as to whether or not there is any such limitation and, if so, the maximum permissible Reset Rate.

         (c) In the event of a Failed Remarketing or if no Notes are included in Corporate Units and none of the Holders of the Separate Notes elect to have their Notes remarketed in the Remarketing, the applicable interest rate on the Notes will not be reset and will continue to be the Coupon Rate.

         (d) In the event of a Successful Remarketing, the Coupon Rate shall be reset to the Reset Rate as determined by the Remarketing Agent under the Remarketing Agreement. The Company shall cause a notice of the Reset Rate to be published in an Authorized Newspaper in The City of New York, which is expected to be The Wall Street Journal.

         Section 604. Failed Remarketing.

         (a) If, by 4:00 p.m. (New York City time) on the Remarketing Date, the Remarketing Agent is unable to remarket all of the Remarketed Notes at the Remarketing Price pursuant to the terms and conditions of the Remarketing Agreement, a Failed Remarketing shall be deemed to have occurred, and the Remarketing Agent shall advise, by telephone, the Depositary, the Purchase Contract Agent and the Company, and return any Remarketed Notes that may be held to it to the Collateral Agent or the Custodial Agent, as the case may be.

         (b) The Company shall cause a notice of such Failed Remarketing to be published in an Authorized Newspaper in The City of New York, which is expected to be The Wall Street Journal.

         Section 605. Put Right.

         (a) If there has not been a Successful Remarketing prior to the Purchase Contract Settlement Date, all Holders of Notes will, subject to this Section, have the right (the "Put Right") to require the Company to purchase their Notes, on the Purchase Contract Settlement Date, at a price per Note equal to $25 plus accrued and unpaid interest to but excluding the Purchase Contract Settlement Date (the "Put Price").

 (b) The Put Right of Holders of Notes that are part of Corporate Units will be deemed automatically exercised at 11:00 a.m., New York City time, on the second Business Day immediately preceding the Purchase Contract Settlement Date, unless such Holders (1) prior to 11:00 a.m., New York City time, on the second Business Day immediately preceding the Purchase Contract Settlement Date, provide written notice to the Purchase Contract Agent of their intention to settle the related Purchase Contract with separate cash, and (2) on or prior to 11:00 a.m. on the Business Day immediately preceding the Purchase Contract Settlement Date, deliver to the Securities Intermediary for deposit in the Collateral Account the amount necessary to settle the related Purchase Contract, in each case pursuant to and in accordance with the Purchase Contract Agreement. Unless a Holder of a Corporate Unit has settled the related Purchase Contract with separate cash on or prior to the Purchase Contract Settlement Date, the Company, on the Purchase Contract Settlement Date, shall cause the Put Price to be deposited in the Collateral Account and the Collateral Agent shall cause the Securities Intermediary to remit the Purchase Price for the shares of Common Stock to be issued under the related Purchase Contract from a portion of the proceeds of the Put Right to the Company in full satisfaction of such Holder's obligations under the related Purchase Contract. Any remaining amount of the Put Price following satisfaction of the related Purchase Contract will be paid to such Holder of a Corporate Unit. If the Company shall fail to pay the Put Price on the Purchase Contract Settlement Date in accordance with the foregoing, the Company shall be deemed to have netted its obligation to pay the Put Price against the obligation of a Holder of a Note that is a component of a Corporate Unit to pay the Purchase Price under the related Purchase Contract on the Purchase Contract Settlement Date.

         (c) The Put Right of a Holder of a Separate Note shall only be exercisable upon delivery of a notice to the Trustee by such Holder on or prior to the second Business Day prior to the Purchase Contract Settlement Date. On or prior to the Purchase Contract Settlement Date, the Company shall deposit with the Trustee immediately available funds in an amount sufficient to pay, on the Purchase Contract Settlement Date, the aggregate Put Price of all Separate Notes with respect to which a Holder has exercised a Put Right. In exchange for any Separate Notes surrendered pursuant to the Put Right, the Trustee shall then distribute such amount to the Holders of such Separate Notes.

         Section 606. Additional Event of Default.

         In addition to the events listed as Events of Default in Section 501 of the Base Indenture, it shall be an additional Event of Default with respect to the Notes, if the Company defaults in the payment of the Put Price with respect to any Note following the exercise of the Put Right by any Holder in accordance with Section 605, other than where the Put Price is deemed netted against the Purchase Price under the Purchase Contract pursuant to the last sentence of
Section 605(b).

                                 ARTICLE SEVEN
                                  TAX TREATMENT

         Section 701. Tax Treatment.

         The Company agrees, and by acceptance of the Notes, each Holder of Notes will be deemed to have agreed (1) for United States federal, state and local income and franchise tax purposes to treat the acquisition of a Corporate Unit as the acquisition of the Note and the Purchase Contract constituting the Corporate Units and (2) to treat the Notes as indebtedness for United States federal, state and local income and franchise tax purposes.

         Section 702. Additional Amounts.

         (a) All payments made by the Company under or with respect to the Notes (including interest payments payable on the Notes) shall be made free and clear of and without withholding or deduction for or an account of any present or future tax, duty, levy, impost, assessment or other governmental charge (hereinafter "Taxes") imposed or levied by or on behalf of the Republic of the Marshall Islands or any jurisdiction from or through which payment on the Notes is made, or any jurisdiction in which any successor to the Company is organized or is engaged in business for tax purposes, or any political subdivision thereof, or by any authority or agency therein or thereof having power to tax (a "Taxing Jurisdiction"), unless the Company is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Company is so required to withhold or deduct any amount of interest for or on account of Taxes from any payment made under or with respect to the Notes, the Company shall pay such additional amounts of interest ("Additional Amounts") as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted; provided that the Company shall not pay Additional Amounts in connection with any Taxes that are imposed due to any of the following ("Excluded Additional Amounts"):

          (1) the Holder or beneficial owner of the Notes has some connection with the Taxing Jurisdiction other than merely holding the Notes or receiving payments on the Notes (such as citizenship, nationality, residence, domicile, or existence of a business, a permanent establishment, a dependent agent, a place of business or a place of management present or deemed present within the Taxing Jurisdiction);

          (2)  any tax imposed on, or measured by net income;

          (3) the Holder or beneficial owner of the Notes fails to comply with any certification, identification or other reporting requirements concerning its nationality, residence, identity or connection with the Taxing Jurisdiction, if (A) such compliance is required by applicable law, regulation, administrative practice or treaty as a precondition to exemption from all or a part of the Tax, (B) the Holder or beneficial owner of the Notes is able to comply with such requirements without undue hardship and (C) at least 30 calendar days prior to the first payment date with respect to which such requirements under the applicable law, regulation, administrative practice or treaty shall apply, the Company shall have notified such Holder that such Holder will be required to comply with such requirements;

          (4) the Holder of the Notes fails to present (where presentation is required) its Notes within 30 calendar days after the Company has made available to the Holder a payment, provided that the Company shall pay Additional Amounts which a Holder would have been entitled to had the Notes owned by such Holder been present on any day (including the last day) within such 30-day period;

          (5) any estate, inheritance, gift, value added, use or sales taxes or any similar Taxes;

          (6) where any Additional Amounts are imposed on a payment on the Notes to an individual and are required to be made pursuant to any European Union Directive on the taxation of saving implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform, to such Directive; or

          (7) where the Holder or beneficial owner of the Notes could avoid any Additional Amounts by requesting that a payment on the Notes be made by, or presenting the relevant Notes for payment to, another paying agent located in a Member State of the European Union.

         (b) The Company shall also (1) make such withholding or deduction and
(2) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Company shall furnish to the Holders of the Notes, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Company.

         (c) The Company shall indemnify and hold harmless each Holder of the Notes for the amount (other than Excluded Additional Amounts) of (1) any Taxes not withheld or deducted by us and levied or imposed by a Taxing Jurisdiction and paid by such Holder as a result of payments made under or with respect to the Notes, (2) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, and (3) any Taxes imposed by a Taxing Jurisdiction with respect to any reimbursement under clause (1) or (2) of this Section.

         (d) At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Company is aware that it will be obligated to pay Additional Amounts with respect to such payment, the Company shall deliver to the Trustee an officers' certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and such other information necessary to enable the Trustee to pay such Additional Amounts to Holders on the payment date. Whenever in the Indenture there is mentioned, in any context, the payment of any amount payable under or with respect to any Notes, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

         (e) The Company shall pay any stamp, administrative, court, documentary, excise or property taxes arising in a Taxing Jurisdiction in connection with the Additional Amounts and shall indemnify the Holders of the Notes for any such taxes paid by the Holders of the Notes.

                                 ARTICLE EIGHT
                                  MISCELLANEOUS

         Section 801. Ratification Of Base Indenture.

         The Base Indenture, as supplemented by this Supplemental Indenture No. 1, is in all respects ratified and confirmed, and this Supplemental Indenture No. 1 shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

         Section 802. Trustee Not Responsible For Recitals.

         The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture No. 1.

         Section 803. New York Law To Govern.

         THIS SUPPLEMENTAL INDENTURE NO. 1 AND EACH NOTE SHALL BE DEEMED TO BE CONTRACTS MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         Section 804. Separability.

         In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture No. 1 or of the Notes, but this Supplemental Indenture No. 1 and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

         Section 805. Counterparts.

         This Supplemental Indenture No.1 may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 1 to be duly executed, as of the day and year first written above.


                                           TEEKAY SHIPPING CORPORATION


                                           By _________________________________
                                               Name:
                                               Title:






                                           THE BANK OF NEW YORK, as Trustee


                                           By _________________________________
                                               Name:
                                               Title:

                                                                       EXHIBIT A

                           [SENIOR SUBORDINATED NOTE]

[IF THIS NOTE IS TO BE A GLOBAL NOTE, INSERT:]

         THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS
NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, 55 WATER STREET, NEW YORK, NEW YORK 10004, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CEDE & CO., AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                           TEEKAY SHIPPING CORPORATION

                         [____]% Notes due May 18, 2006

                             CUSIP: [______________]

                 No. ______________               $_____________

         TEEKAY SHIPPING CORPORATION, a Marshall Islands corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to___________, or registered assigns, the principal sum as set forth in the Schedule of Increases or Decreases In Note attached hereto, which amount shall not exceed _________, on May 18, 2006 (such date is hereinafter referred to as the "Maturity Date"), and to pay interest thereon from February ___, 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, subject to the right to defer interest as provided in the Indenture hereinafter referred to, quarterly in arrears on February 16, May 16, August 16 and November 16 (each, an "Interest Payment Date") of each year, commencing May 16, 2003, provided, however, that May 16, 2006 shall not be an Interest Payment Date and the Interest Payment Date immediately following February 16, 2006 shall be May 18, 2006, at the rate of [___]% per annum through and including the day immediately preceding the Reset Effective Date, if any, and thereafter at the Reset Rate, if any, on the basis of a 360-day year consisting of twelve 30-day months, until the principal hereof is paid or duly provided for or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) to pay interest, compounded quarterly, at the rate of [___]% per annum on any overdue principal and payment of interest through and including the day immediately preceding the Reset Effective Date, if any, and thereafter at the Reset Rate, if any. The Reset Rate, if any, shall be established pursuant to the terms of the Indenture and the Remarketing Agreement. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such Interest Payment Date.


         Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in The City of New York, which shall initially be the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Holder entitled to payment.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:  ______________________

                                             TEEKAY SHIPPING CORPORATION


                                             By:_______________________________
                                                 Name:
                                                 Title:

Attest:
By:___________________________
    Name:
    Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION
     This is one of the Notes referred to in the within mentioned Indenture.


Dated:  _____________


THE BANK OF NEW YORK, as Trustee


By: _____________________________
       Authorized Signatory

                             FORM OF REVERSE OF NOTE

         This Note is one of a duly authorized issue of securities of the Company (herein called the "Notes"), issued and to be issued in one or more series under a Subordinated Indenture (the "Base Indenture"), dated as of February [_], 2003, between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee), as amended and supplemented by Supplemental Indenture No. 1, dated as of February [_], 2003, between the Company and the Trustee (the "Supplemental Indenture No. 1", and together with the Base Indenture, the "Indenture"), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, limited in aggregate principal amount to $125,000,000 (or up to $143,750,000 to the extent that the underwriters' over-allotment option is exercised).

         All terms used in this Note that are defined in the Indenture shall have the meaning assigned to them in the Indenture.

         Subject to the terms and conditions of Section 206 of the Supplemental Indenture No. 1, the Company shall have the right at any time and from time to time, so long as no Event of Default with respect to the Notes has occurred and is continuing, to defer payments of interest by extending the interest payment period of the Notes to any subsequent Interest Payment Date, but not beyond February 16, 2006 (an "Extension Period"). Prior to the expiration of any Extension Period, the Company may further extend such Extension Period to any subsequent Interest Payment Date, but not beyond February 16, 2006. During any Extension Period, including as the same may be extended as provided in the preceding sentence, no interest shall be due and payable. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to Section 206 of the Supplemental Indenture No. 1, will accrue additional interest at the rate of [___]% per annum to but excluding the date of payment, compounded quarterly for each quarter of such Extension Period ("Compounded Interest"). At the end of each Extension Period, including as the same may be extended as provided above, the Company shall pay all interest accrued and unpaid on the Notes and Compounded Interest (together, "Deferred Interest") that shall be payable to the Person in whose name such Note, or any predecessor Note, is registered at the close of business on the Record Date for such Interest Payment Date. Upon termination of any Extension Period and the payment of all Deferred Interest then due, the Company may commence a new Extension Period, provided that such Extension Period, together with all extensions thereof, may not extend beyond February 16, 2006. No interest shall be due and payable during an Extension Period except at the end thereof, except that prior to the end of such Extension Period, the Company, at its option, may prepay on any Interest Payment Date all or any portion of the Deferred Interest accrued during the then elapsed portion of such Extension Period.

         The indebtedness evidenced by this Note is initially, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Note is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Note by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each Holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

         Subject to the terms and conditions of the Indenture, from and after February 16, 2006, unless an Event of Default set forth in Sections 501(5) or
(6) of the Base Indenture shall have occurred and be continuing (without regard, in the case of Section 501(5) to the period of continuance referred to therein),
(1) the subordination provisions set forth in Article Sixteen of the Base Indenture shall no longer apply to this Note, (2) the indebtedness represented by this Note shall rank equally in right of payment to all of the then-existing and future unsubordinated Indebtedness of the Company and (3) the indebtedness represented by this Note shall be considered Senior Indebtedness pursuant to the definition thereof in the Base Indenture and for the purposes of the application of Article Sixteen of the Base Indenture to any Securities other than the Notes issued pursuant to the Base Indenture.

         If there has not been a Successful Remarketing prior to the Purchase Contract Settlement Date, the Holders of the Notes will have the right, and may be obligated, to require the Company to purchase the Notes on the Purchase Contract Settlement Date, all as more fully described in the Supplemental Indenture No.1. Pursuant and subject to Section 702 in the Supplemental Indenture No.1, if the Company is required to withhold or deduct any amount of interest for or on account of Taxes from any payment made under or with respect to the Notes, the Company shall pay the Additional Amounts on the Notes.

         The Notes are not entitled to the benefit of any sinking fund and will not be subject to defeasance or covenant defeasance.

         If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest, subject to the interest period extension provisions of the Indenture, on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Notes of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Company agrees, and by acceptance of the Notes, each Holder of Notes will be deemed to have agreed (1) for United States federal, state and local income and franchise tax purposes to treat the acquisition of a Corporate Unit as the acquisition of the Note and the Purchase Contract constituting the Corporate Unit and (2) to treat the Notes as indebtedness for United States federal, state and local income and franchise tax purposes.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

                                   ASSIGNMENT


FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:

______________________________________________________________________________

______________________________________________________________________________

(Insert assignee's social security or tax identification number)

______________________________________________________________________________

______________________________________________________________________________

(Insert address and zip code of assignee)

and irrevocably appoints

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Date: _____________

                                   Signature:

                                   __________________________________


                                   Signature Guarantee:

                                   __________________________________


       (Sign exactly as your name appears on the other side of this Note)

                               SIGNATURE GUARANTEE

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

By: ______________________________
     Name:
     Title:



                                   ________________________________
                                   as Trustee


                                   By: ____________________________
                                        Name:
                                        Title:



Attest:


By: _______________________________
     Name:
     Title:

                   SCHEDULE OF INCREASES OR DECREASES IN NOTE

The initial principal amount of this Note is $_________. The following increases or decreases in a part of this Note have been made:

----------------------------------------------------------------------------------------------------------------------------------
|              |     AMOUNT OF DECREASE     |    AMOUNT OF INCREASE IN    |   PRINCIPAL AMOUNT OF THIS   |     SIGNATURE OF      |
|              |    IN PRINCIPAL AMOUNT     |     PRINCIPAL AMOUNT OF     |      NOTE FOLLOWING SUCH     |  AUTHORIZED OFFICER   |
|   DATE       |       OF THIS NOTE         |         THIS NOTE           |     DECREASE (OR INCREASE)   |      OF TRUSTEE       |
|--------------|----------------------------|-----------------------------|------------------------------|-----------------------|
|              |                            |                             |                              |                       |
|--------------|----------------------------|-----------------------------|------------------------------|-----------------------|
|              |                            |                             |                              |                       |
|--------------|----------------------------|-----------------------------|------------------------------|-----------------------|
|              |                            |                             |                              |                       |
|--------------|----------------------------|-----------------------------|------------------------------|-----------------------|
|              |                            |                             |                              |                       |
|--------------|----------------------------|-----------------------------|------------------------------|-----------------------|
|              |                            |                             |                              |                       |
|--------------|----------------------------|-----------------------------|------------------------------|-----------------------|
|              |                            |                             |                              |                       |
|--------------|----------------------------|-----------------------------|------------------------------|-----------------------|
|              |                            |                             |                              |                       |
|--------------|----------------------------|-----------------------------|------------------------------|-----------------------|
|              |                            |                             |                              |                       |
|--------------|----------------------------|-----------------------------|------------------------------|-----------------------|
|              |                            |                             |                              |                       |
|--------------|----------------------------|-----------------------------|------------------------------|-----------------------|
|              |                            |                             |                              |                       |
|--------------|----------------------------|-----------------------------|------------------------------|-----------------------|
|              |                            |                             |                              |                       |
|--------------|----------------------------|-----------------------------|------------------------------|-----------------------|
|              |                            |                             |                              |                       |
|--------------|----------------------------|-----------------------------|------------------------------|-----------------------|
|              |                            |                             |                              |                       |
|--------------|----------------------------|-----------------------------|------------------------------|-----------------------|
|              |                            |                             |                              |                       |
|--------------|----------------------------|-----------------------------|------------------------------|-----------------------|
|              |                            |                             |                              |                       |
|--------------|----------------------------|-----------------------------|------------------------------|-----------------------|
|              |                            |                             |                              |                       |
|--------------|----------------------------|-----------------------------|------------------------------|-----------------------|
|              |                            |                             |                              |                       |
|--------------|----------------------------|-----------------------------|------------------------------|-----------------------|
|              |                            |                             |                              |                       |
|--------------|----------------------------|-----------------------------|------------------------------|-----------------------|
|              |                            |                             |                              |                       |
|--------------|----------------------------|-----------------------------|------------------------------|-----------------------|
|              |                            |                             |                              |                       |
|--------------|----------------------------|-----------------------------|------------------------------|-----------------------|
|              |                            |                             |                              |                       |
|--------------|----------------------------|-----------------------------|------------------------------|-----------------------|
|              |                            |                             |                              |                       |
|--------------|----------------------------|-----------------------------|------------------------------|-----------------------|
|              |                            |                             |                              |                       |
|--------------|----------------------------|-----------------------------|------------------------------|-----------------------|
|              |                            |                             |                              |                       |
|--------------|----------------------------|-----------------------------|------------------------------|-----------------------|
|              |                            |                             |                              |                       |
|--------------|----------------------------|-----------------------------|------------------------------|-----------------------|
|              |                            |                             |                              |                       |
|--------------|----------------------------|-----------------------------|------------------------------|-----------------------|
|              |                            |                             |                              |                       |
|--------------|----------------------------|-----------------------------|------------------------------|-----------------------|
|              |                            |                             |                              |                       |
|--------------|----------------------------|-----------------------------|------------------------------|-----------------------|
|              |                            |                             |                              |                       |
----------------------------------------------------------------------------------------------------------------------------------